UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 9, 2026

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Vantage Point Drive, Rochester, New York	14624
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(585) 352-7777

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value	TRNS	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the annual meeting of shareholders of the Company held on September 9, 2026, the Company's shareholders voted on the matters described below:

Proposal 1: The Company's shareholders elected the following nominees as directors, each to serve for a one-year term expiring in 2027 or until his or her successor is duly elected and qualified:

Director Nominee	Votes For	Authority Withheld	Broker Non-Votes
Dawn G. DePerrior	7,970,329	108,427	614,849
Christopher P. Gillette	7,933,860	144,896	614,849
Gary J. Haseley	7,982,073	96,683	614,849
Mbago M. Kaniki	7,837,448	241,308	614,849
Cynthia M. Langston	8,007,300	71,456	614,849
Robert L. Mecca	8,056,315	22,441	614,849

Proposal 2: The Company's shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
7,921,274	153,061	4,421	614,849

Proposal 3: The Company's shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 27, 2027:

Votes For	Votes Against	Votes Abstained
8,692,380	868	357

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: September 10, 2026	By:	/s/ Thomas L. Barbato
Thomas L. Barbato
Senior Vice President of Finance and Chief Financial Officer